UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2005

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

4545 Towne Centre Court, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement

On July 27, 2005, the Compensation Committee of the Board of Directors of NuVasive, Inc. (the “Company”) adopted metrics pursuant to which performance bonuses for fiscal year 2005 may be awarded to certain of the Company’s key employees, including the following named executive officers (as reported in the Company’s proxy statement in connection with its recently-held annual meeting): Alexis V. Lukianov, Keith Valentine, Kevin C. O’Boyle, Patrick Miles and James J. Skinner.  The annual incentive awards will be determined as a percentage of the individual’s base salary and will be based upon achievement by the Company of certain strategic and operational performance levels for the year ended December 31, 2005.  Although bonus amounts are determined as a percentage of base salary, the Compensation Committee retains discretion to pay a different amount of the bonus otherwise earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: August 2, 2005	By:	/s/ KEVIN C. O’BOYLE
Kevin C. O’Boyle
Executive V.P. and Chief Financial Officer